UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2012

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

5 Centerpointe Drive, Suite 400 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(971) 204-0382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously reported, effective July 25, 2012, CytoDyn Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Progenics Pharmaceuticals, Inc. (“Progenics”) to acquire from Progenics its proprietary HIV viral-entry inhibitor drug candidate PRO 140 (“PRO 140”), a humanized anti-CCR5 monoclonal antibody, as well as certain other related assets, including the existing inventory of bulk PRO 140 drug product, intellectual property, and United States Food and Drug Administration (“FDA”) regulatory filings.

On October 16, 2012, the acquisition of PRO 140 was completed following the satisfaction of a number of closing conditions, including, among other matters: (i) Progenics having entered into and delivered intellectual property assignments; (ii) the Company and Progenics having entered into a transition services agreement; and (iii) the Company having satisfactorily completed its due diligence investigation of PRO 140.

The Company paid Progenics $3,500,000 in cash in the closing. The funds used in the acquisition were acquired through the sale of unsecured convertible notes in a private placement, as described in Item 3.02 of the Company’s Form 8-K filed with the Securities and Exchange Commission on October 16, 2012, which description is incorporated herein by reference. Participants in the private placement to date include one of the Company’s directors, Jordan Naydenvov, and shareholder C. David Callaham who, with his affiliates, beneficially owns more than 5% of the Company’s outstanding shares of common stock.

The Asset Purchase Agreement provides for the following additional payments and royalties: (i) $1,500,000 at the time of the first dosing in a US Phase III trial or non-US equivalent; (ii) $5,000,000 at the time of the first US new drug application approval by the FDA or other non-US approval for the sale of PRO 140; and (iii) royalty payments of five percent (5%) on net sales during the period beginning on the date of the first commercial sale of PRO 140 until the later of (a) the expiration of the last to expire patent included in the acquired assets, and (b) 10 years following the first commercial sale of PRO 140, in each case determined on a country-by-country basis.

The foregoing description of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 30, 2012.

Item 7.01.	Regulation FD Disclosure

On October 17, 2012, the Company issued a press release announcing the closing of the acquisition of PRO 140. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement, dated as of July 25, 2012, by and between CytoDyn Inc. and Progenics Pharmaceuticals, Inc. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K Current Report filed July 30, 2012.

99.1	Press release dated October 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: October 17, 2012	By:	/s/ Nader Pourhassan
Nader Pourhassan Interim President and Chief Executive Officer